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As filed with the Securities and Exchange Commission on October 11, 2012

Registration No. 333-184232

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LAREDO PETROLEUM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1311 (Primary Standard Industrial Classification Code Number)	45-3007926 (IRS Employer Identification No.)

15 W. Sixth Street, Suite 1800
Tulsa, Oklahoma 74119
(918) 513-4570
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Kenneth E. Dornblaser
Senior Vice President & General Counsel
15 W. Sixth Street, Suite 1800
Tulsa, Oklahoma 74119
(918) 513-4570
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Christine B. LaFollette Akin Gump Strauss Hauer & Feld LLP 1111 Louisiana Street, 44th Floor Houston, Texas 77002 (713) 220-5800	G. Michael O'Leary Andrews Kurth LLP 600 Travis, Suite 4200 Houston, Texas 77002 (713) 220-4200

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. (check one)

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

 Explanatory Note

This Amendment No. 2 is being filed solely for the purpose of amending certain expense information set forth in Item 13 of Part II and filing certain exhibits. This Amendment No. 2 does not modify any provisions of the prospectus constituting Part I of the Registration Statement or Items 14, 15 or 17 of Part II of the Registration Statement. Accordingly, such prospectus has not been included herein.

 Part II
Information not required in prospectus

Item 13. Other expenses of issuance and distribution

The following table sets forth our estimated costs and expenses (other than underwriting discounts) payable in connection with this offering.

SEC registration fee	$42,431
FINRA filing fee	47,161
Printing and engraving expenses	200,000
Legal fees and expenses	350,000
Accounting fees and expenses	52,500
Transfer agent and registrar fee	5,000
Miscellaneous	77,908

Total	$775,000

Item 14. Indemnification of directors and officers

Laredo Petroleum Holdings, Inc. (the "Company") is incorporated in Delaware. Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Company's certificate of incorporation provides that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of the Company. As permitted by the DGCL, the Company's certificate of incorporation provides that directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the DGCL as in effect when such liability is determined.

We have obtained directors' and officers' insurance to cover our directors, officers and some of our employees for certain liabilities.

We have entered into written indemnification agreements with our directors and officers. Under these agreements, if an officer or director makes a claim of indemnification to us, either a majority of the disinterested directors, a committee designated by such disinterested directors or independent legal counsel selected by our board of directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.

Item 15. Recent sales of unregistered securities

During the past three years, Laredo Petroleum, LLC has issued units in connection with capital contributions from its members, which consist of Warburg Pincus, members of our management, directors and employees. Capital contributions were approximately $0, $75.0 million and $125.0 million for the years ended December 31, 2011, 2010 and 2009, respectively. None of these transactions involved any underwriters or any public offerings, and we believe that each of these transactions was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act.

During the past three years, the entity formerly known as Broad Oak Energy, Inc. issued shares of common stock to key members of its management and issued shares of preferred stock in connection with capital contributions from its stockholders, which consisted of Warburg Pincus, members of its management, directors and employees. Capital contributions were approximately $0, $10.0 million and $30.0 million for the years ended December 31, 2011, 2010 and 2009, respectively. None of these transactions involved any underwriters or any public offerings, and we believe that each of these transactions was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act.

On August 12, 2011, the Company issued 1,000 shares of its common stock to Laredo Petroleum, LLC for a contribution by Laredo Petroleum, LLC of $10. This transaction did not involve any underwriters or any public offerings, and we believe that this transaction was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act.

On December 19, 2011, in connection with the merger of Laredo Petroleum, LLC with and into the Company, the Company issued an aggregate of approximately 107,500,000 shares of common stock to the prior unitholders of Laredo Petroleum, LLC in exchange for an aggregate of 215,236,554 equity units in Laredo Petroleum, LLC. Such issuance was exempt from the registration requirements pursuant to Sections 3(a)(9) and 4(2) of the Securities Act.

On January 20, 2011, Laredo Petroleum, Inc. ("Laredo Inc."), a wholly-owned subsidiary of the Company, completed the offering of $350 million aggregate principal amount of 9 1/2% senior unsecured notes due 2019 that are guaranteed by the Company and its subsidiaries (other than Laredo Inc.). Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as representative of the initial purchasers. The notes were sold at an offering price of 100% of the face value of the notes and the initial purchasers' discount was 2.25% of the gross proceeds received by Laredo Inc. from the sale of the notes. The notes were sold in a private placement only to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act and subsequently exchanged for substantially identical notes registered under the Securities Act.

On October 19, 2011, Laredo Inc. completed the offering of $200 million aggregate principal amount of 9 1/2% senior unsecured notes due 2019 that are guaranteed by the Company and its subsidiaries (other than Laredo Inc.). Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as representative of the initial purchasers. The notes were sold at an offering price of 101% and the initial purchasers' discount was 1.75% of the gross proceeds received by Laredo Inc. from the sale of the notes. The notes were sold in a private placement only to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act and subsequently exchanged for substantially identical notes registered under the Securities Act.

On April 27, 2012 Laredo Inc. completed the offering of $500 million aggregate principal amount of 7 3/8% senior unsecured notes due 2022 that are guaranteed by the Company and its subsidiaries (other than Laredo Inc.). Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as representative of the initial purchasers. The notes were sold at an offering price of 100% of the face value of the notes and the initial purchasers' discount was 1.75% of the gross proceeds received by Laredo Inc. from the sale of the notes. The notes were sold in a private placement only to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act and subsequently exchanged for substantially identical notes registered under the Securities Act.

Item 16. Exhibits and financial statement schedules

(a)   The following documents are filed as exhibits to this Registration Statement.

Exhibit number		Description

1.1	*	Form of Underwriting Agreement.
2.1		Agreement and Plan of Merger by and between Laredo Petroleum, LLC and Laredo Petroleum Holdings, Inc. dated as of December 19, 2011 (incorporated by reference to Exhibit 2.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).
3.1		Amended and Restated Certificate of Incorporation of Laredo Petroleum Holdings, Inc. (incorporated by reference to Exhibit 3.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).
3.2		Amended and Restated Bylaws of Laredo Petroleum Holdings, Inc. (incorporated by reference to Exhibit 3.2 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).
4.1		Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Laredo's Registration Statement on Form S-1/a (File No. 333-176439) filed on November 14, 2011).
4.2		Indenture dated as of January 20, 2011 among Laredo Petroleum, Inc., the several guarantors named therein, and Wells Fargo Bank, National Association, as trustee. (incorporated by reference to Exhibit 4.2 of Laredo's Registration Statement on Form S-1 (File No. 333-176439) filed on August 24, 2011).
4.3		Supplemental Indenture dated as of July 20, 2011, among Laredo Petroleum, Inc. Laredo Petroleum—Dallas, Inc., the guarantors listed on Schedule A thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 of Laredo's Registration Statement on Form S-1 (File No. 333-176439) filed on August 24, 2011).
4.4		Second Supplemental Indenture dated as of December 19, 2011 among Laredo Petroleum, Inc., Laredo Petroleum Holdings, Inc., the guarantors listed on Schedule A thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 10.2 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).
4.5		Third Supplemental Indenture dated as of December 19, 2011 among Laredo Petroleum, Inc., Laredo Petroleum Holdings, Inc., the guarantors listed on Schedule A thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 10.3 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).
4.6		Indenture dated as of April 27, 2012 among Laredo Petroleum, Inc., the several guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on April 30, 2012).

Exhibit number		Description

4.7		Supplemental Indenture dated as of April 27, 2012 among Laredo Petroleum, Inc., the several guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on April 30, 2012).
5.1	*	Opinion of Akin Gump Strauss Hauer & Feld LLP.
10.1		Third Amended and Restated Credit Agreement dated as of July 1, 2011 among Laredo Petroleum, Inc., Wells Fargo Bank, N.A., as Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, Societe Generale, Union Bank, N.A. and BMO Harris Financing, Inc., as Co-Documentation Agents, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and the financial institutions listed on Schedule I thereto (incorporated by reference to Exhibit 10.1 of Laredo's Registration Statement on Form S-1 (File No. 333-176439) filed on August 24, 2011).
10.2		First Amendment to Third Amended and Restated Credit Agreement, dated as of October 11, 2011, among Laredo Petroleum, Inc., each of the guarantors thereto, each of the banks signatories thereto, and Wells Fargo Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.4 of Laredo's Registration Statement on Form S-1/A (File No. 333-176439) filed on November 14, 2011).
10.3		Limited Consent and Second Amendment to Third Amended and Restated Credit Agreement, dated as of November 23, 2011, among Laredo Petroleum, Inc., Wells Fargo Bank, N.A., as administrative agent, the guarantors signatories thereto and the banks signatories thereto (incorporated by reference to Exhibit 10.3 of Laredo's Registration Statement on From S-4/A (File No. 333-173984-05) filed on December 12, 2011).
10.4		Third Amendment to Third Amended and Restated Credit Agreement, dated as of April 24, 2012, among Laredo Petroleum, Inc., each of the guarantors thereto, each of the banks signatories thereto, and Wells Fargo Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on April 25, 2012).
10.5		Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of April 27, 2012, among Laredo Petroleum, Inc., each of the guarantors thereto, each of the banks signatories thereto, and Wells Fargo Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on April 30, 2012).
10.6		Contribution Agreement, dated as of June 15, 2011, by and among Broad Oak Energy, Inc., Warburg Pincus Private Equity IX, L.P., the other persons listed as Contributors on the signature pages thereto and Laredo Petroleum, LLC (incorporated by reference to Exhibit 10.2 of Laredo's Registration Statement on Form S-1 (File No. 333-176439) filed on August 24, 2011).

Exhibit number		Description

10.7		Stock Purchase and Sale Agreement, dated as of June 15, 2011, by and among Laredo Petroleum, Inc. and the individuals listed as Sellers on the signature pages thereto (incorporated by reference to Exhibit 10.3 of Laredo's Registration Statement on Form S-1 (File No. 333-176439) filed on August 24, 2011).
10.8		Form of Registration Rights Agreement dated December 20, 2011 among Laredo Petroleum Holdings, Inc. and the signatories thereto (incorporated by reference to Exhibit 10.5 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).
10.9		Form of Indemnification Agreement between Laredo Petroleum Holdings, Inc. and each of the officers and directors thereof (incorporated by reference to Exhibit 10.6 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).
10.10		Laredo Petroleum Holdings, Inc. 2011 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).
10.11		Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on February 9, 2012).
10.12		Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.3 of Laredo's Quarterly Report on Form 10-Q (File No. 001-35380) filed on August 9, 2012).
10.13		Form of Stock Option Agreement (incorporated by reference to Exhibit 10.2 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on February 9, 2012).
10.14		Form of Performance Compensation Award Agreement (incorporated by reference to Exhibit 10.3 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on February 9, 2012).
10.15		Laredo Petroleum Holdings, Inc. Change in Control Executive Severance Plan (incorporated by reference to Exhibit 10.7 of Laredo's Registration Statement on Form S-1/A (File No. 333-176439) filed on November 14, 2011).
21.1	**	Subsidiaries of Laredo Petroleum Holdings, Inc.
23.1	**	Consent of Grant Thornton LLP.
23.2	**	Consent of Ryder Scott Company, L.P.
23.3	*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).
24.1	**	Powers of Attorney (included on the signature pages hereto).
101.INS	**	XBRL Instance Document.
101.CAL	**	XBRL Schema Document.
101.SCH	**	XBRL Calculation Linkbase Document.
101.DEF	**	XBRL Definition Linkbase Document.
101.LAB	**	XBRL Labels Linkbase Document.
101.PRE	**	XBRL Presentation Linkbase Document.

*      Filed herewith.

**    Previously filed.

(b)   Financial Statement Schedules.

Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

Item 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on October 11, 2012.

LAREDO PETROLEUM HOLDINGS, INC.
By:	/s/ RANDY A. FOUTCH Randy A. Foutch Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures	Title	Date

/s/ RANDY A. FOUTCH Randy A. Foutch	Chairman and Chief Executive Officer (principal executive officer)	October 11, 2012
/s/ W. MARK WOMBLE W. Mark Womble	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	October 11, 2012
/s/ JERRY R. SCHUYLER Jerry R. Schuyler	Director, President and Chief Operating Officer	October 11, 2012
* Peter R. Kagan	Director	October 11, 2012
* James R. Levy	Director	October 11, 2012
* B.Z. (Bill) Parker	Director	October 11, 2012

Signatures	Title	Date

* Pamela S. Pierce	Director	October 11, 2012
* Ambassador Francis Rooney	Director	October 11, 2012
* Edmund P. Segner, III	Director	October 11, 2012
* Dr. Myles W. Scoggins	Director	October 11, 2012
* Donald D. Wolf	Director	October 11, 2012

*By:	/s/ RANDY A. FOUTCH Randy A. Foutch Attorney-in-fact

 Index to exhibits

Exhibit number		Description

1.1	*	Form of Underwriting Agreement.
2.1		Agreement and Plan of Merger by and between Laredo Petroleum, LLC and Laredo Petroleum Holdings, Inc. dated as of December 19, 2011 (incorporated by reference to Exhibit 2.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).
3.1		Amended and Restated Certificate of Incorporation of Laredo Petroleum Holdings, Inc. (incorporated by reference to Exhibit 3.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).
3.2		Amended and Restated Bylaws of Laredo Petroleum Holdings, Inc. (incorporated by reference to Exhibit 3.2 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).
4.1		Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 of Laredo's Registration Statement on Form S-1/a (File No. 333-176439) filed on November 14, 2011).
4.2		Indenture dated as of January 20, 2011 among Laredo Petroleum, Inc., the several guarantors named therein, and Wells Fargo Bank, National Association, as trustee. (incorporated by reference to Exhibit 4.2 of Laredo's Registration Statement on Form S-1 (File No. 333-176439) filed on August 24, 2011).
4.3		Supplemental Indenture dated as of July 20, 2011, among Laredo Petroleum, Inc. Laredo Petroleum—Dallas, Inc., the guarantors listed on Schedule A thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 of Laredo's Registration Statement on Form S-1 (File No. 333-176439) filed on August 24, 2011).
4.4		Second Supplemental Indenture dated as of December 19, 2011 among Laredo Petroleum, Inc., Laredo Petroleum Holdings, Inc., the guarantors listed on Schedule A thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 10.2 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).
4.5		Third Supplemental Indenture dated as of December 19, 2011 among Laredo Petroleum, Inc., Laredo Petroleum Holdings, Inc., the guarantors listed on Schedule A thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 10.3 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).
4.6		Indenture dated as of April 27, 2012 among Laredo Petroleum, Inc., the several guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on April 30, 2012).

Exhibit number		Description

4.7		Supplemental Indenture dated as of April 27, 2012 among Laredo Petroleum, Inc., the several guarantors named therein and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on April 30, 2012).
5.1	*	Opinion of Akin Gump Strauss Hauer & Feld LLP.
10.1		Third Amended and Restated Credit Agreement dated as of July 1, 2011 among Laredo Petroleum, Inc., Wells Fargo Bank, N.A., as Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, Societe Generale, Union Bank, N.A. and BMO Harris Financing, Inc., as Co-Documentation Agents, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC, as Joint Lead Arrangers and the financial institutions listed on Schedule I thereto (incorporated by reference to Exhibit 10.1 of Laredo's Registration Statement on Form S-1 (File No. 333-176439) filed on August 24, 2011).
10.2		First Amendment to Third Amended and Restated Credit Agreement, dated as of October 11, 2011, among Laredo Petroleum, Inc., each of the guarantors thereto, each of the banks signatories thereto, and Wells Fargo Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.4 of Laredo's Registration Statement on Form S-1/A (File No. 333-176439) filed on November 14, 2011).
10.3		Limited Consent and Second Amendment to Third Amended and Restated Credit Agreement, dated as of November 23, 2011, among Laredo Petroleum, Inc., Wells Fargo Bank, N.A., as administrative agent, the guarantors signatories thereto and the banks signatories thereto (incorporated by reference to Exhibit 10.3 of Laredo's Registration Statement on From S-4/A (File No. 333-173984-05) filed on December 12, 2011).
10.4		Third Amendment to Third Amended and Restated Credit Agreement, dated as of April 24, 2012, among Laredo Petroleum, Inc., each of the guarantors thereto, each of the banks signatories thereto, and Wells Fargo Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on April 25, 2012).
10.5		Fourth Amendment to Third Amended and Restated Credit Agreement, dated as of April 27, 2012, among Laredo Petroleum, Inc., each of the guarantors thereto, each of the banks signatories thereto, and Wells Fargo Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on April 30, 2012).
10.6		Contribution Agreement, dated as of June 15, 2011, by and among Broad Oak Energy, Inc., Warburg Pincus Private Equity IX, L.P., the other persons listed as Contributors on the signature pages thereto and Laredo Petroleum, LLC (incorporated by reference to Exhibit 10.2 of Laredo's Registration Statement on Form S-1 (File No. 333-176439) filed on August 24, 2011).

Exhibit number		Description

10.7		Stock Purchase and Sale Agreement, dated as of June 15, 2011, by and among Laredo Petroleum, Inc. and the individuals listed as Sellers on the signature pages thereto (incorporated by reference to Exhibit 10.3 of Laredo's Registration Statement on Form S-1 (File No. 333-176439) filed on August 24, 2011).
10.8		Form of Registration Rights Agreement dated December 20, 2011 among Laredo Petroleum Holdings, Inc. and the signatories thereto (incorporated by reference to Exhibit 10.5 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).
10.9		Form of Indemnification Agreement between Laredo Petroleum Holdings, Inc. and each of the officers and directors thereof (incorporated by reference to Exhibit 10.6 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).
10.10		Laredo Petroleum Holdings, Inc. 2011 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on December 22, 2011).
10.11		Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.1 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on February 9, 2012).
10.12		Form of Restricted Stock Agreement (incorporated by reference to Exhibit 10.3 of Laredo's Quarterly Report on Form 10-Q (File No. 001-35380) filed on August 9, 2012).
10.13		Form of Stock Option Agreement (incorporated by reference to Exhibit 10.2 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on February 9, 2012).
10.14		Form of Performance Compensation Award Agreement (incorporated by reference to Exhibit 10.3 of Laredo's Current Report on Form 8-K (File No. 001-35380) filed on February 9, 2012).
10.15		Laredo Petroleum Holdings, Inc. Change in Control Executive Severance Plan (incorporated by reference to Exhibit 10.7 of Laredo's Registration Statement on Form S-1/A (File No. 333-176439) filed on November 14, 2011).
21.1	**	Subsidiaries of Laredo Petroleum Holdings, Inc.
23.1	**	Consent of Grant Thornton LLP.
23.2	**	Consent of Ryder Scott Company, L.P.
23.3	*	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).
24.1	**	Powers of Attorney (included on the signature pages hereto).
101.INS	**	XBRL Instance Document.
101.CAL	**	XBRL Schema Document.
101.SCH	**	XBRL Calculation Linkbase Document.
101.DEF	**	XBRL Definition Linkbase Document.
101.LAB	**	XBRL Labels Linkbase Document.
101.PRE	**	XBRL Presentation Linkbase Document.

*      Filed herewith.

**    Previously filed.

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Explanatory Note
Part II Information not required in prospectus
Signatures
Index to exhibits